UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2012, the Board of Directors (the “Board”) of Hoku Corporation (the “Company”) appointed Keith Asato, currently Corporate Controller of the Company, to serve in the capacity of the Company’s principal accounting officer, effective as of April 1, 2012.  Also on March 28, 2012, the Board appointed Dayi (Sean) Liu, currently Vice President of Finance of the Company to serve in the capacity of the Company’s principal financial officer, effective as of April 1, 2012.

Keith Asato, age 33, has served as Corporate Controller of the Company since August 2010. From October 2006 to August 2010, Mr. Asato was an Assurance Manager with Accuity LLP, an independent registered public accounting firm.  From October 2001 to October 2006, Mr. Asato was a senior associate with PricewaterhouseCoopers LLP, an independent registered public accounting firm. Mr. Asato has a B.S. in Accounting and Finance from Georgetown University and is a certified public accountant in the State of Hawaii.

Dayi (Sean) Liu, age 31, has served as Vice President of Finance of the Company since April 2011, and is responsible for managing the subsidiary’s finances.   From June 2010 to April 2011, Mr. Liu was an accounting manager at Tianwei New Energy Holdings Co., Ltd., a leading enterprise in the power transmission industry and the parent company of the Company.  From August 2003 to June 2010, he was an audit manager at Deloitte Touche Tohmatsu CPA Ltd. Beijing Branch, a public accounting firm.  From April 2005 to July 2005, he was an assistant accountant at Deloitte Touche Tohmatsu CPA Ltd. Hong Kong Branch.  Mr. Liu has a B.S. in Economics and a B.S. in Physics from Peking University, Beijing, People’s Republic of China.

In connection with Mr. Asato’s service as principal accounting officer and Mr. Liu’s service as the Company’s principal financial officer, the Company has entered into a retention bonus agreement with Mr. Asato and Mr. Liu.  Mr. Asato and Mr. Liu will each be eligible to receive a cash bonus payment in the target amount of twenty percent (20%) of his annual rate of base salary (the “Target Bonus”).  The Target Bonus will be earned in accordance with the following schedule: (i) forty percent (40%) of the Target Bonus will be earned by Mr. Asato and Mr. Liu for service as the Company’s principal accounting officer and principal financial officer, respectively, through the date the Company’s Form 10-K for fiscal year 2012 is filed with the Securities and Exchange Commission (the “SEC”); and (ii) sixty percent (60%) of the Target Bonus shall be earned by Mr. Asato and Mr. Liu, respectively, in three equal installments of twenty percent (20%) of the Target Bonus each for service as the Company’s principal accounting officer and principal financial officer, respectively, through the date the Company’s Form 10-Q is filed for the first, second and third fiscal quarter of fiscal year 2013.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retention Bonus Agreement with Keith Asato dated March 28, 2012.
10.2	Retention Bonus Agreement with Dayi (Sean) Liu dated March 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2012

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
Chief Executive Officer